Exhibit 10(b)

1st FRANKLIN FINANCIAL CORPORATION
Director Compensation Summary Term Sheet

Compensation to be paid to the following directors, whether or not executive officers of the Company, will be as follows:

Name of Director	Compensation

Ben F. Cheek,. III Chairman Emeritus	$- *
Ben F. Cheek, IV (Chairman)	$35,000
Virginia C. Herring	$35,000
A. Roger Guimond	$35,000
James H. Harris, III	$35,000
Jerry J. Harrison, Jr.	$35,000
John G. Sample, Jr. (Audit Committee Chairman)	$40,000
C. Dean Scarborough	$35,000
Keith D. Watson	$35,000

* Note: Ben F, Cheek, III elected not to receive any Director fees.